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                                                                    Exhibit 5.1

                 [LETTERHEAD OF NORTHROP GRUMMAN CORPORATION]

                                 July 5, 2000


Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067


Ladies and Gentlemen:

     I am a member of the bars of the States of New York and California. I am also Corporate Vice President and Secretary of Northrop Grumman Corporation, a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of shares of common stock, par value $1.00 per share (the "Common Shares"), to be issued in exchange for common stock, par value $.02 per share ("Comptek Shares"), of Comptek Research, Inc., a New York corporation ("Comptek"), pursuant the Agreement and Plan of Merger, dated as of June 12, 2000, among the Company, Comptek and Yavapai Acquisition Corp., a Delaware corporation.

     I have examined the Company's certificate of incorporation and bylaws and originals or copies certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

     Based on the foregoing, I am of the opinion that the Common Shares will, when issued in exchange for Comptek Shares as contemplated by the prospectus (the "Prospectus") forming part of the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.

                               Very truly yours,


                              /s/  John H. Mullan
                              ------------------------
                              Name: John H. Mullan
                                    as Attorney